Exhibit 99.1

NEWS RELEASE	CONTACT:	Scott B. Flaherty
Chief Financial Officer
(415) 408-4700

Willis Lease Finance Purchases the Business and Assets of Total Engine Support Limited

Novato, CA — October 26, 2016 — Willis Lease Finance Corporation (Nasdaq: WLFC) announced today that its wholly owned subsidiary, Willis Asset Management Limited, has purchased the business and assets of Total Engine Support Limited (“TES”), the consulting and asset management business of the TES Aviation Group.  TES is headquartered in Bridgend, Wales (UK).  With roughly 500 jet engines under management, TES is well known in the aviation industry as a leading asset management, technical services and consultancy business.  TES delivers bespoke, customer driven solutions to the owners and operators of aviation assets by leveraging a highly skilled work force, proprietary systems and decades of engine related data. Going forward, the same exceptional TES consultancy and management services will be offered through Willis Asset Management, with the further advantage for customers of access to the Willis Lease Finance platform, capital and nearly 250 owned and managed engines.

“We have discussed for many years the goal of turning our world class technical team into a source of revenue by developing an asset management and technical services business and we began marketing these services, with great success, to our customers last year,” said Charles F. Willis, Chairman and CEO.  “With this investment, we have taken a significant leap forward in that process by bringing on the exceptional people who made TES the leader in engine consultancy and management, as well as the customer relationships, sophisticated systems and data that could have taken us years to develop on our own.   We also are very excited to join the business community in Wales and look forward to growing the business quickly to deliver and enhance the great services that TES has provided for many years.”

“While we continue to grow our core leasing business, this investment allows us to expand horizontally, offering products and services across the asset life cycle that are complementary to the financing and surplus material solutions we already offer,” said Brian R. Hole, President of Willis Lease. “We believe that combining TES’s people and capabilities with our people, capital and existing assets gives us the ability to offer our combined customer base a very unique value proposition — an independent and sophisticated view on fleet planning, owning, financing, operating, maintaining and transitioning out of aviation assets, as well as the ability to deliver solutions in each area. Whether through pure consultancy and management services, ordinary financing or custom programs like ConstantThrustTM, where we deliver asset financing and maintenance protection in one package, our goals are to help extract maximum value from owned or operated assets, give customers an independent understanding of their options, and deliver value-added solutions. We intend to demonstrate this value proposition, starting immediately.”

About Willis Lease Finance

Willis Lease Finance Corporation leases large and regional spare commercial aircraft engines, auxiliary power units and aircraft to airlines, aircraft engine manufacturers and maintenance, repair and overhaul providers in 120 countries. These leasing activities are integrated with engine and aircraft trading, engine lease pools supported by cutting-edge technology, as well as technical and asset management, provided through its subsidiary Willis Asset Management Limited, and various end-of-life solutions for aircraft, engines and aviation materials provided through its subsidiary, Willis Aeronautical Services, Inc.

Except for historical information, the matters discussed in this press release contain forward-looking statements that involve risks and uncertainties.  Do not unduly rely on forward-looking statements, which give only expectations about the future and are not guarantees.  Forward-looking statements speak only as of the date they are made, and we undertake no obligation to update them.  Our actual results may differ materially from the results discussed in forward-looking statements.  Factors that might cause such a difference include, but are not limited to: the effects on the airline industry and the global economy of events such as terrorist activity, changes in oil prices and other disruptions to the world markets; trends in the airline industry and our ability to capitalize on those trends, including growth rates of markets and other economic factors; risks associated with owning and leasing jet engines and aircraft; our ability to successfully negotiate equipment purchases, sales and leases, to collect outstanding amounts due and to control costs and expenses; changes in interest rates and availability of capital, both to us and our customers; our ability to continue to meet the changing customer demands; regulatory changes affecting airline operations, aircraft maintenance, accounting standards and taxes; the market value of engines and other assets in our portfolio; and risks detailed in the Company’s Annual Report on Form 10-K/A and other continuing reports filed with the Securities and Exchange Commission.

Note: Transmitted on Globenewswire on October 26, 2016, at 11:30 a.m. PDT.